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                                                                    EXHIBIT 99.1


                                                                    NEWS RELEASE


AMERICAN REALTY INVESTORS REQUESTS WITHDRAWAL OF REGISTRATION STATEMENT

DALLAS (MAY 23, 2003) -- American Realty Investors, Inc. (NYSE: ARL) announced today that its board of directors has determined that it is not in the best interest of American Realty to continue to pursue previously proposed mergers with Transcontinental Realty Investors, Inc. (NYSE: TCI) and Income Opportunity Realty Investors, Inc. (AMEX: IOT). As a result of the board's action, American Realty has requested that the Securities and Exchange Commission consent to the withdrawal of its registration statement on Form S-4 (No. 333-83292) filed February 22, 2002, relating the issuance of American Realty preferred stock in connection with the proposed mergers.

American Realty Investors, Inc. is a real estate investment company that holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, hotels, shopping centers and developed and undeveloped land. Transcontinental Realty Investors, Inc. is a real estate investment company that invests in real estate similar to ARL's holdings. Income Opportunity Realty Investors, Inc. is a real estate investment company that invests in real estate. For more information on each of these companies, visit their respective websites at www.bcm-inc.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology, such as "intend," "may," "will," "expect," "anticipate," "estimate," or "continue" or the use of the negative thereof or other variations thereon or comparable terminology. In particular, any statement expressed or implied, concerning future events is a forward-looking statement. There can be no assurance that any expectation expressed or implied herein will prove to be correct, or that any contemplated event or result will occur as anticipated.



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